EXHIBIT 16(a)

              [Letterhead of Ernst & Young LLP]











                              November 1, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

          We have read Item 4 of Form 8-K dated November 1, 1995, of Metromedia International Group, Inc. and are in agreement with the statements contained in the first and second paragraphs of Item 4 on page 7 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                              Very truly yours,



                              /s/ Ernst & Young LLP